Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of TIB Financial Corp. on Form S-8 of our report dated February 13, 2004 on the financial statements of TIB Financial Corp. appearing in the 2003 Form 10-K of TIB Financial Corp.

/s/ Crowe Chizek and Company LLC

Fort Lauderdale, Florida
July 26, 2004